Exhibit 10.20
UWM HOLDINGS CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made by and between UWM Holdings Corporation, a Delaware corporation (“UWMC”), and the participant (the “Participant”) specified on the Award Acceptance page (the “Award Acceptance Page”) of the Fidelity NetBenefits equity plan administration system (the “System”), effective as of the award date (the “Award Date”) specified on the Award Acceptance Page. The information set forth on the Award Acceptance Page is hereafter collectively referred to as the “Notice of Award”.
WHEREAS, UWMC’s Board of Directors (the “Board”) and stockholders of UWMC previously adopted the UWM Holdings Corporation 2020 Omnibus Incentive Plan (the “Equity Plan”) (the terms of which are hereby incorporated by reference and made part of this Agreement).
WHEREAS, Section 9 of the Equity Plan provides that the Committee shall have the discretion and right to award Restricted Stock Units to any Eligible Person, subject to the terms and conditions of the Equity Plan and any additional terms provided by the Committee.
WHEREAS, the Committee has determined that it would be to the advantage and best interest of UWMC and its stockholders to award Restricted Stock Units as provided for herein to the Participant as an inducement to remain in the service of UWMC or its subsidiaries, including United Wholesale Mortgage, LLC (the “Subsidiaries,” and UWMC and its Subsidiaries collectively, the “Company”), and as an incentive for the Participant’s efforts during such service and has advised the Company thereof and instructed the appropriate officer of the Company to issue said Restricted Stock Units.
WHEREAS, the Participant desires to accept the award of Restricted Stock Units and agrees to be bound by the terms and conditions of the Equity Plan and this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates. The Participant is directly employed by the Company. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Equity Plan.
Section 1.1Administrator
“Administrator” shall mean the officer designated, from time to time, by the Committee to serve as the Administrator and any agents of the Administrator.
Section 1.2Cause
“Cause” shall mean (i) failure or refusal of the Participant to perform the duties and responsibilities that the Company requires to be performed by him or her, (ii) gross negligence or willful misconduct by the Participant in the performance of his or her duties, (iii) commission by the Participant of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, (iv) the Participant’s commission of an act (other than the good faith exercise of his or her business judgment in the exercise of his or her

Exhibit 10.20
responsibilities) resulting in material damages or reputational harm to the Company or (v) the Participant’s material violation of any of the Company Agreements or other policy the Company has adopted governing the ethical behavior of Company employees or directors. The Committee, in its sole and absolute discretion, shall determine whether a Termination of Service is for Cause.
Section 1.3Change in Control
“Change in Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(a)the acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or Persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of more than 50% of the combined voting power of the then-outstanding voting securities of UWMC entitled to vote in the election of Directors (the “Outstanding Company Voting Securities”), but excluding any acquisition by UWMC or any of its Affiliates, Permitted Holders or any of their respective Affiliates or by any employee benefit plan sponsored or maintained by UWMC or any of its Affiliates;
(b)a change in the composition of the Board such that members of the Board during any consecutive 24-month period (the “Incumbent Directors”) cease to constitute a majority of the Board.  Any person becoming a Director through election or nomination for election approved by a valid vote of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a Director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed an Incumbent Director;
(c)the approval by the stockholders of UWMC of a plan of complete dissolution or liquidation of UWMC; and
(d)the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving UWMC (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of UWMC to an entity that is not an Affiliate of UWMC or Permitted Holders (a “Sale”), unless immediately following such Business Combination or Sale:  (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of UWMC in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by Shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale and (B) no Person (other than SFS Corp., Permitted Holders or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company).
The term “Change in Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of UWMC.
Notwithstanding the foregoing, if and to the extent necessary to comply with Section 409A of the Code, a “Change in Control” shall only be deemed to occur on the date of a “change in the ownership or effective control, or

Exhibit 10.20
in the ownership of a substantial portion of the assets” of UWMC, as determined under Treasury Regulation section 1.409A-3(i)(5).
Section 1.4Class A Common Stock
“Class A Common Stock” shall mean the Class A common stock of UWMC, par value of $0.0001 per share.
Section 1.5Company Agreements
“Company Agreements” shall mean, collectively, the Participant’s employment agreement with the Company, the Company’s Team Member Handbook, Insider Trading Policy or other policy of, or contractual obligation with, the Company to which the Participant is subject.
Section 1.6Disability
“Disability” shall mean a determination that a Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.
Section 1.7Exchange Act
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
Section 1.8Securities Act
“Securities Act” shall mean the Securities Act of 1933, as amended.
Section 1.9Settlement
“Settlement” or “Settled” shall mean the delivery to the Participant of either (i) a certificate evidencing the number of Shares underlying the designated Restricted Stock Units or (ii) an electronic issuance evidencing such Shares, which shall occur on the Settlement Date(s) calculated in accordance with Section 3.1.

Section 1.10Termination of Service
“Termination of Service” shall mean the termination of the employment or other service of a Participant with the Company with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding, unless it is the express policy of the Company or the Committee otherwise provides, (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company, or the Committee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Service; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. If the Participant is not an employee of the Company and provides other services to the Company, the Committee shall be the sole judge of whether the Participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated. Notwithstanding any other provision of this Agreement or of the Equity Plan, the Company has an absolute and unrestricted right to terminate the Participant’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

Exhibit 10.20
ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

Section 1.1Award of Restricted Stock Units
Subject to the terms and conditions provided in this Agreement and the Equity Plan, the Company hereby awards to the Participant a number of Restricted Stock Units as set forth in the Notice of Award as of the Award Date. Each Restricted Stock Unit represents the right to receive one share of Class A Common Stock if the Restricted Stock Unit becomes vested and non-forfeitable in accordance with Sections 2.2 or 2.3 of this Agreement.
Section 1.2Vesting
(a)Except as may be otherwise provided in Sections 2.3 and 3.4 of this Agreement, the vesting of the Participant’s rights and interest in the Restricted Stock Units shall be determined in accordance with this Section 2.2. Except in the event of the Participant’s Termination of Service prior to the relevant vesting date, the Participant’s rights and interest in the Restricted Stock Units shall become vested and non-forfeitable, in three installments as follows: (1) 33% on February 1, 2022; (2) 33% on February 1, 2023; and (3) 34% on February 1, 2024 in accordance with the vesting schedule set forth in the Notice of Award.
(b)Except as may be otherwise provided in Section 2.3 of this Agreement, in the event of the Participant’s Termination of Service for any reason other than death or Disability, any portion of the Restricted Stock Units that is not yet vested shall be forfeited immediately; provided, however, that in the event of a Termination of Service other than for Cause, that the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Restricted Stock Units.
Section 1.3Acceleration of Vesting
(a)Change in Control. In the event of a Change in Control, and if the Participant is employed by the Company as of the date of the Change in Control, then notwithstanding any vesting schedule provided for hereunder, any portion of the Restricted Stock Units that is not yet vested on the date such Change in Control is determined to have occurred shall become immediately vested; provided, however, that this acceleration of vesting shall not take place if the Restricted Stock Unit has been forfeited prior to the effective date of the Change in Control.
(b)Death or Disability. In the event of the Participant’s Termination of Service due to death or Disability, notwithstanding any vesting schedule provided for hereunder, any portion of the Restricted Stock Units that is not yet vested shall become immediately vested. The Company shall provide timely notice to the Participant of such vesting including the date of such vesting.
ARTICLE III.

SETTLEMENT OF RESTRICTED STOCK UNITS

Section 1.1Timing and Manner of Settlement of Restricted Stock Units
(a)Unless and until the Restricted Stock Units become vested and nonforfeitable in accordance with Section 2.2 or 2.3 of this Agreement, the Participant will have no right to Settlement of any such Restricted Stock Units. Vested and non-forfeitable Restricted Stock Units shall be Settled by the Company with respect to Restricted Stock Units that become vested and non-forfeitable in accordance with Sections 2.2 or 2.3 of this Agreement, reasonably promptly after the date of any such vesting (and in all events not later than two and one-half (2-1/2) months after such vesting date) (the “Settlement Date”).

Exhibit 10.20
(b)Such Settlement shall be accomplished by delivering to the Participant (or his beneficiary in the event of death) either (i) a certificate evidencing a number of Shares equal to the number of Restricted Stock Units that become vested and non-forfeitable upon that Settlement Date or (ii) an electronic issuance evidencing such Shares. To the extent that the Participant is then subject to stock ownership guidelines and that such Shares are subject to transfer restrictions pursuant to such stock ownership guidelines then such Shares (i) may be issued with a legend indicating that “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE UWM HOLDINGS CORPORATION STOCK OWNERSHIP GUIDELINES” or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each Share is subject to the same terms and conditions as shares that are represented by a physical stock certificate. Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid.
Section 1.2Tax Consequences
Upon the occurrence of a vesting event specified in Sections 2.2 or 2.3 above, the Participant is responsible for all federal, state, local or foreign income and employment withholding taxes (the “Company’s Tax Withholding Obligations”) imposed by reason of the vesting of the Restricted Stock Units. With respect to any vesting event specified in Sections 2.2 or 2.3(b) above, the Participant hereby irrevocably instructs Fidelity to sell sufficient shares of Class A Common Stock from this Award to cover the amount of the Company’s Tax Withholding Obligations and deliver such proceeds to the Company (a “cashless sale”) subject in each case, to any limitations imposed by the Company’s Insider Trading Policy and the U.S. federal securities laws. With respect to a vesting event specified in Section 2.3(a) above, to the extent permissible under Section 409A of the Code, by the Company withholding a number of shares of Class A Common Stock deliverable upon the Settlement Date, which have a Fair Market Value on the date of vesting equal to the amount of the Company’s Tax Withholding Obligations (a “net-share settlement”), subject in each case, to any limitations imposed by the Company’s Insider Trading Policy and the U.S. federal securities laws.
Section 1.3Consideration to the Company
In consideration of the awarding of the Restricted Stock Units by the Company, the Participant agrees (i) to render faithful and efficient services to the Company, with such duties and responsibilities as the Company shall from time to time prescribe, and (ii) to comply with all Company Agreements to which the Participant is subject from time to time. Nothing in this Agreement or in the Equity Plan shall confer upon the Participant any right to continue in the employ of the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause.
Section 1.4Adjustments in Restricted Stock Units
Notwithstanding any other provision of this Agreement, the Committee may make adjustments with respect to the Restricted Stock Units in accordance with the provisions of Section 11 of the Equity Plan.
Section 1.5Conditions to Issuance of Class A Common Stock
The shares of Class A Common Stock deliverable upon the Settlement of the Restricted Stock Units, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares of Class A Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of stock upon the vesting of the Restricted Stock Units or portion thereof prior to fulfillment of all of the following conditions:
(a)The admission of such shares of Class A Common Stock to listing on all stock exchanges on which such class of stock is then listed;

Exhibit 10.20
(b)The completion of any registration or other qualification of such shares of Class A Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
(d)The lapse of such reasonable period of time following the vesting of the Restricted Stock Units as the Committee may from time to time establish for reasons of administrative convenience.
Section 1.6Rights as Shareholder
The Participant shall have no right to vote or receive dividends or any other rights as a shareholder of the Company with respect to the Restricted Stock Units or the shares of Class A Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units become vested and non-forfeitable and such Shares are delivered to the Participant in accordance with Section 3.1 of this Agreement.

Section 1.7Nature of Award.
In accepting the Restricted Stock Units, the Participant acknowledges that:
(a)the Equity Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)the award of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future award of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;
(c)all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company;
(d)the Participant’s participation in the Equity Plan is voluntary;
(e)the Restricted Stock Units and the Class A Common Stock subject to the Restricted Stock Units are outside the Participant’s employment contract, if any, and are not part of, or intended to replace, normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company;
(f)the future value of the underlying Class A Common Stock is unknown and cannot be predicted with certainty; further, if the Participant receives Class A Common Stock from the vesting of the Restricted Stock Units, the value of the Class A Common Stock acquired upon exercise may increase or decrease in value;
(g)the Participant is responsible for seeking his or her own tax advice regarding the impact of the granting of the restricted stock units, the vesting of such restricted stock units and the issuance of shares of Class A Common Stock upon such vesting; and
(h)the Participant has received and read the 10(a) Prospectus under the Equity Plan pursuant to which the Restricted Stock Units are being offered, which Prospectus has been uploaded to the System.

Exhibit 10.20
Section 1.8Compliance with Section 409A.
(a)General. It is the intention of the Company that the benefits and rights to which the Participant could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, the Company may, without the Participant’s consent, amend the terms of such benefits and rights such that they comply with Section 409A.
(b)Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of the Termination of Service of the Participant shall be made unless and until the Participant incurs a “separation from service” within the meaning of Section 409A, and applicable Treasury Regulations.
(c)6 Month Delay for Specified Employees.
(i)If the Participant is a “specified employee”, then no payment or benefit that is payable on account of the Participant’s “separation from service”, as that term is defined for purposes of Section 409A, shall be made before the date that is six months after the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.
(ii)For purposes of this provision, the Participant shall be considered to be a “specified employee” if, at the time of his or her separation from service, the Participant is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.
(d)No Acceleration of Payments. Neither the Company nor the Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.
(e)Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Participant is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
(f)No Guaranty of 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Participant that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of the Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of the Participant may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

Exhibit 10.20
ARTICLE IV.

OTHER PROVISIONS
Section 1.1Administration
The Committee shall have the power to interpret the Equity Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Equity Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Equity Plan or the Restricted Stock Unit. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Equity Plan and this Agreement except with respect to matters which, under Rule 16b-3 of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
Section 1.2Limitations on Transferability
The Restricted Stock Units shall not be assignable or transferable by the Participant, other than (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order, (iii) to family members or entities (including trusts) established for the benefit of the Participant or the Participant’s family members or (iv) to any other person to the extent permitted by securities law, provided that no transfer shall be for value. Any Restricted Stock Units assigned or transferred pursuant to this Section 4.2 shall continue to be subject to the same terms and conditions as were applicable to the Restricted Stock Units immediately before the transfer. Notwithstanding the foregoing, in no event shall any rights pursuant to this Agreement be assignable or transferable by the Participant if and to the extent the Committee determines that the Restricted Stock Units are subject to Section 409A and that such assignment or transfer would result in a violation of Section 409A.
Section 1.3Shares to Be Reserved
The Company shall at all times prior to the Settlement Date of the Restricted Stock Units reserve and keep available such number of shares of Class A Common Stock as will be sufficient to satisfy the requirements of this Agreement.
Section 1.4Notices
Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the officer designated as the Administrator from time to time. Any notice to be given to the Participant shall be communicated to him, at the option of the Company, (i) via electronic notification on the System, (ii) by e-mail to the Participant at the Participant’s e-mail address on file with the Company, or (iii) by mail to the Participant at the Participant’s mailing address on file with the Company. Participant acknowledges that it is his or her obligation to access the System to receive any and all notices that are due under this Agreement. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.4. Any notice delivered by mail shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 1.5Data Privacy Consent
As a condition of the award of the Restricted Stock Units, the Participant consents to the collection, use and transfer of personal data as described in this paragraph. The Participant understands that the Company holds certain personal information about the Participant, including his or her name, home address and telephone number, date of birth, social security number, salary, nationality, job title, any ownership interests or directorships held in the

Exhibit 10.20
Company and details of all awards (“Data”). The Participant further understands that the Company will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Equity Plan, and that the Company may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Equity Plan. The Participant authorizes the Company to receive, possess, use, retain and transfer such Data as may be required for the administration of the Equity Plan or the subsequent holding of shares of Class A Common Stock on the Participant’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Equity Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any shares of Class A Common Stock acquired under the Equity Plan. The Participant understands that the Participant may, at any time, view such Data or require any necessary amendments to it.
Section 1.6Forfeiture of Rights; Clawback Policy
(a)Notwithstanding anything in this Agreement to the contrary, if the Committee determines, in its sole discretion, that the Participant has violated any Company Agreement to which the Participant is subject, the Committee may, in its sole discretion, terminate any or all rights to payments or benefits to which the Participant is entitled under this Agreement and the Equity Plan. To the extent that the Restricted Stock Units are terminated, then any portion of the Restricted Stock Units that are not vested on such date shall be cancelled.
(b)In addition to the rights set forth in clause (a) above, the Company may (i) require reimbursement of any benefit conferred under the Restricted Stock Units to the Participant, and (ii) effect any other right of recoupment of equity or other compensation provided under the Equity Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, the Participant may be required to repay to the Company certain previously paid compensation, whether provided under the Equity Plan or this Agreement, in accordance with any Clawback Policy. By accepting this Award, the Participant agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
Section 1.7Titles
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 1.8Governing Law; Venue
This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof. Venue in any action arising out of or relating to this Agreement shall be in the United States District Court for the Eastern District of Michigan, if federal jurisdiction exists. If federal jurisdiction does not exist, venue shall be in the Sixth Judicial Circuit, Oakland County, Michigan (or, if the Sixth Judicial Circuit, Oakland County, Michigan lacks jurisdiction over any such action or proceeding, then another state court of the State of Michigan).

Section 1.9Conformity to Securities Laws
The Participant acknowledges that the Equity Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Equity Plan shall be administered, and the

Exhibit 10.20
Restricted Stock Units are awarded and may be Settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Equity Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 1.10Amendments
This Agreement and the Equity Plan may be amended without the consent of the Participant provided that such amendment would not affect in any materially adverse manner any rights of the Participant under this Agreement. No amendment of this Agreement shall, without the consent of the Participant, affect in any materially adverse manner any rights of the Participant under this Agreement.

IN WITNESS WHEREOF, the clicking of the “Accept Award” button on the Award Acceptance Page shall act as the Participant’s electronic signature to this Agreement and shall result in a contract between the Participant and the Company as of the date on which the Participant completes such action. The Participant agrees and acknowledges that the Participant’s electronic signature indicates the Participant’s mutual understanding with the Company to the terms of this Agreement.